Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement to Form S-3 of United Technologies Corporation of our report dated February 9, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareowners, which is incorporated by reference in United Technologies Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the incorporation by reference of our report dated February 9, 2012 relating to the financial statement schedule, which appears in United Technologies Corporation’s Annual Report on Form 10-K. We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Hartford, Connecticut

April 27, 2012